UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	February 24, 2006

TERABEAM, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29053	04-2751645
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

2115 O’Nel Drive, San Jose, CA	95131
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(408) 731-2700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On February 24, 2006, Terabeam, Inc. and its subsidiaries (“Terabeam”) entered into a settlement agreement with Symbol Technologies, Inc. and its subsidiaries (“Symbol”) resolving all outstanding litigation between the companies. In connection with that settlement agreement, Symbol is required to file a dismissal of its lawsuit previously filed against Terabeam. The dismissal will initially be without prejudice but will become a dismissal with prejudice by its terms 90 days after Terabeam completes the payments contemplated under the patent license agreement (as discussed below).

Under the terms of the settlement agreement, Terabeam and Symbol entered into a patent license agreement, dated February 24, 2006, and Terabeam executed two patent assignments, each dated February 24, 2006, in favor of Symbol.

Under the terms of the patent license agreement, the companies have agreed to cross license specified patents, and Terabeam has agreed to pay to Symbol fixed license fees totaling $4.3 million. $600,000 is scheduled to be paid on or before March 3, 2006; $250,000 is scheduled to be paid quarterly for the second, third, and fourth quarters of 2006 and each of the four quarters of 2007; $300,000 is scheduled to be paid quarterly for each of the four quarters of 2008; and $375,000 is scheduled to be paid quarterly for the first two quarters of 2009. The amounts may be prepaid at any time without penalty. The parties also released each other from any patent infringement claims arising prior to February 24, 2006 to the extent such infringement would have been licensed under the patent license agreement. Also pursuant to the terms of the patent license agreement, Terabeam and Symbol have agreed not to sue one another for patent infringement with respect to one another’s products for three years.

Under the terms of the patent assignments executed by Terabeam, Terabeam has assigned to Symbol specified patents and patent applications.

The foregoing description of the settlement agreement, the litigation dismissal, the patent license agreement, and the two patent assignments does not purport to be complete and is qualified in its entirety by the terms and conditions of those documents, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the description of the recent transaction with Symbol Technologies, Inc. under Item 1.01 above.

Item 9.01  Financial Statements and Exhibits.

(c)     Exhibits

See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERABEAM, INC.

Dated: February 28, 2006	By:	/s/ David L. Renauld
David L. Renauld
Vice President

EXHIBIT INDEX

Number	Title

10.1	Settlement Agreement dated February 24, 2006 between the Registrant and Symbol Technologies, Inc.

3